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                           FOURTH AMENDMENT TO THE
                             AMENDED AND RESTATED
                       LIMITED PARTNERSHIP AGREEMENT OF
                       THE MACERICH PARTNERSHIP, L.P.


     THIS FOURTH AMENDMENT (the "AMENDMENT") TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF MARCH 16, 1994, AMENDED AS OF AUGUST 14, 1995, FURTHER AMENDED AS OF JUNE 27, 1997, AND FURTHER AMENDED AS OF NOVEMBER 16, 1997 (the "AGREEMENT") OF THE MACERICH PARTNERSHIP, L.P. (the "PARTNERSHIP") is dated effective as of February 25, 1998.

                                 RECITALS

     WHEREAS, The Macerich Company, the general partner of the Partnership (the "GENERAL PARTNER"), will be issuing to Security Capital Preferred Growth Incorporated ("Security Capital"), 3,627,131 shares of Series A Cumulative Convertible Redeemable Preferred Stock, $.01 par value per share ("SERIES A PREFERRED SHARES"), pursuant to the Series A Preferred Securities Purchase Agreement dated as of January 19, 1998 between the General Partner and Security Capital (the "Purchase Agreement");

     WHEREAS, SECTION 3.3 (a)(i) of the Agreement authorizes the General Partner to cause the Partnership to issue additional interests in the Partnership in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to those of the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any of the Limited Partners; PROVIDED, HOWEVER, that any such additional interests in the Partnership must be issued in connection with an issuance of shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional interests in the Partnership being issued to the General Partner by the Partnership in accordance with SECTION 3.3. OF THE AGREEMENT, and the General Partner shall make a capital contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of or other interests in the General Partner;

     WHEREAS, SECTION 12.1(b)(iii) of the Agreement provides that the General Partner has the power, without the consent of the Limited Partners of the Partnership, to amend the Agreement as may be required to facilitate or implement setting forth the designations, rights, powers, duties, and preferences of the holders of any additional interests in the Partnership issued pursuant to SECTION 3.3;

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     WHEREAS, the General Partner has made the determination pursuant to
SECTION 12.1(b)(iii) of the Agreement that consent of the Limited Partners of the Partnership is not required with respect to the matters set forth in this Amendment; and

     WHEREAS, all things necessary to make this Amendment a valid agreement of the Partnership have been done;

     NOW, THEREFORE, pursuant to the authority granted to the General Partner under the Agreement, the Agreement is hereby amended as follows:

1.   Amendments:

     (a) Section 2.2 of the Agreement is hereby amended by inserting the following new Section 2.2(c) to read as follows:

     (c) SERIES A PREFERRED UNITS. The General Partner hereby makes a capital contribution to the Partnership in the amount of the gross proceeds from the sale of the Series A Preferred Shares to Security Capital pursuant to the Purchase Agreement, which amount is $100,000,001.67. In exchange for such capital contribution, the Partnership hereby issues to the General Partner 3,627,131 Series A Preferred Units, each Series A Preferred Unit representing a capital contribution of $27.57. Series A Preferred Units shall entitle the General Partner to a Preferred Return, all as described in SECTION 4.1 of the Agreement. Series A Preferred Units shall be converted into Common Units at the time the Series A Preferred Shares are converted into common shares of the General Partner in an amount of Common Units equal to the total amount of such converted common shares divided by the Conversion Factor. To the extent that Series A Preferred Shares are being redeemed, the General Partner shall be obligated to put to the Partnership a number of Series A Preferred Units equal to the number of Series A Preferred Shares being redeemed or repaid. Upon putting a Series A Preferred Unit to the Partnership, the General Partner will be paid, in liquidation of each Series A Preferred Unit being put to the Partnership, an amount equal to $27.57 plus any accumulated, accrued and unpaid Series A Preferred Return on such Series A Preferred Unit, PLUS any other amounts owed or to be paid by the General Partner in connection with the redemption of the corresponding Series A Preferred Share; PROVIDED, HOWEVER, that the General Partner shall not put the Series A Preferred Units to the Partnership if the payment in liquidation of those Series A Preferred Units would cause the Partnership or the General Partner to be in violation of (i) any provision of any agreement with respect to indebtedness, including the Credit and Guaranty Agreement and those agreements with respect to the Convertible Subordinated Debentures (the "Debt Instruments"), or (ii)
     Section 17-607 of the Act. Before any Series A Preferred Units may be put to the Partnership, the General Partner shall determine in good faith that the redemption of such Series A Preferred Units will not cause a violation of the Debt Instruments

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     or Section 17-607 of the Act.  To the extent the General Partner is not permitted to make a payment in respect of the Series A Preferred Shares by reason of a restriction imposed by the Debt Instruments or Section 17-607 of the Act, the Partnership shall not, and shall not be obligated to, make any such payment to the General Partner with respect to the corresponding Series A Preferred Units.

     (b)  Section 4.1 of the Agreement is hereby amended to read as follows:

          4.1 DISTRIBUTION OF NET CASH FLOW. The General Partner shall cause the Partnership to distribute all or a portion of Net Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly, in such amounts as the General Partner shall determine. Notwithstanding the foregoing, the General Partner shall use its reasonable efforts to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT REQUIREMENTS"), and (b) avoid any federal income or excise tax liability of the General Partner. All amounts withheld pursuant to the Code or a provision of any state or local tax law with respect to any allocation, payment or distribution to the General Partner or any Limited Partner shall be treated as amounts distributed to such Partner. Upon the receipt by the General Partner of each Exercise Notice pursuant to which one or more Redemption Partners exercise Redemption Rights in accordance with the provisions of ARTICLE IX and the Redemption Rights Exhibit, the General Partner shall, unless the General Partner has elected to issue only Shares to such Redemption Partners in respect of the Purchase Price of the Offer Interests, cause the Partnership to distribute to the Partners, PRO RATA in accordance with their respective Percentage Interests as of the date of delivery of such Exercise Notice, all (or such lesser portion as the General Partner shall reasonably determine to be prudent under the circumstances) of Net Cash Flow, which distribution shall be made prior to the closing of the redemption or purchase and sale of the Offered Interests specified in such Exercise Notice. Subject to any restrictions or limitations imposed by the Debt Instruments or Section 17-607 of the Act, distributions shall be made in accordance with the following order of priority:

               (a) First, semi-annual distributions to the General Partner with respect to the Preferred Units in an amount equal to the cumulative and unpaid Preferred Return on such Preferred Units in such a way as to allow the General Partner to pay interest and any additional amounts on the Convertible Subordinated Debentures payable to the holders thereof;

               (b) Second, to the General Partner with respect to the Series A Preferred Units in an amount equal to the cumulative and unpaid Series A Preferred Return on such Series A Preferred Units in such a way as to allow the General Partner to

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     pay cumulative preferential dividends and any additional amounts required on the Series A Preferred Shares payable to the holders thereof; and

               (c) Next, to the Partners holding Common Units, PRO RATA in accordance with such Partners' then Percentage Interests.

     (c) The definition of the term "Partnership Interest" contained in the Glossary of Defined Terms of the Agreement is hereby amended to read as follows:

     "PARTNERSHIP INTEREST" shall mean an ownership interest of a Partner in the Partnership from time to time, including, as applicable, such Partner's Preferred Units, Series A Preferred Units and Percentage Interest and such Partner's Capital Account, and any and all other benefits to which the holder of such Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms of this Agreement.

     (d) The definition of the term "Partnership Unit" contained in the Glossary of Defined Terms of the Agreement is hereby amended to read as follows:

     "PARTNERSHIP UNIT" shall mean a Common Unit, Preferred Unit or Series A Preferred Unit and shall constitute a fractional, undivided share of the Partnership Interests corresponding to that particular class of Units. [The allocation of Partnership Units among the Partners as of this date is as set forth on EXHIBIT D.]

     (e) The definition of the term "Common Unit" contained in the Glossary of Defined Terms of the Agreement is hereby amended to read as follows:

     "COMMON UNIT" shall mean Partnership Interests other than Preferred Units and Series A Preferred Units.

     (f) The Glossary of Defined Terms of the Agreement is hereby amended to include the following definitions:

     "SERIES A PREFERRED RETURN" shall mean an amount per Series A Preferred Unit equal to the greater of (i) an annual distribution of $1.84 or (ii) the regular cash distributions on the Common Units, or portion thereof, into which a Series A Preferred Unit is convertible. The Series A Preferred Return will be based on the General Partner's Capital Contribution in respect of the Series A Preferred Units for which the Series A Preferred Return is being determined as provided in the definition of Series A preferred Units below (taking into account any reduction of such Capital Contribution by any redemptions or conversions of such Series A Preferred Units), commencing on the first date such Series A Preferred Units are issued to the General Partner. It is intended that the Series A Preferred Return will be equal to the dividends and any additional amounts payable on the Series A

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     Preferred Shares to the holders thereof so that the General Partner will receive a Series A Preferred Return in an amount sufficient for the General Partner to make all payments in respect of the Series A
     Preferred Shares.

     "SERIES A PREFERRED SHARES" shall mean those shares of Series A Cumulative Convertible Redeemable Preferred Stock, $.01 par value per share; issued by the General Partner to Security Capital.

     "SERIES A PREFERRED SHARES ARTICLES SUPPLEMENTARY" shall mean the Series A Cumulative Convertible Redeemable Preferred Stock Articles
     Supplementary, dated as of February [23], 1998, which fixes the distribution and other preferences and rights of the Series A Preferred Shares.

     "SERIES A PREFERRED UNITS" shall mean the Partnership Units of the General Partner representing the Capital Contribution of the Series A Preferred Share proceeds, as set forth in SECTION 2.2(c) of the Agreement. For the purposes of this Agreement, if the proceeds actually received by the General Partner are less than the gross proceeds of the issuance of the Series A Preferred Shares as a result of any underwriter's discount, placement fee or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to SECTION 6.1 for the amount of such underwriter's discount, placement fee or other expenses.

     (g) Section 1.1 of Exhibit A (Allocations Exhibit) is hereby amended to read as follows:

          1.1 ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS. The Partnership shall establish and maintain for each Partner a separate account ("CAPITAL ACCOUNT") in accordance with the rules of Regulations
     Section 1.704-1(b)(2)(iv) and this Allocations Exhibit. The Capital Account of each Partner shall be increased by (i) the amount of all Capital Contributions and any other contributions made by such Partner to the Partnership pursuant to the Agreement, (ii) the amount of Net Income allocated to such Partner pursuant to Section 2.1 of this Allocations Exhibit, and (iii) the amount of any other items of income or gain specially allocated to such Partner pursuant to Article 3 of this Allocations Exhibit. The Capital Account of each Partner shall be decreased by (x) the amount of cash or Gross Asset Value (net of any liabilities to which such property is subject) of any distributions of cash or property made to such Partner pursuant to the Agreement, (y) the amount of Net Loss allocated to such Partner pursuant to Section 2.2 of this Allocations Exhibit, and (z) the amount of any other items of deduction or loss specially allocated to such Partner pursuant to
     Article 3 of this Allocations Exhibit. The Capital Accounts of each Partner shall be increased or

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     decreased to reflect the revaluation of Partnership assets under Section
     1.3 of this Allocations Exhibit.

     (h) Section 2.1 of Exhibit A (Allocations Exhibit) is hereby amended to read as follows:

          2.1 NET INCOME. After giving effect to the special allocations set forth in Article 3 of this Allocations Exhibit, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

               (a) First, to the Partners, until the cumulative Net Income allocated pursuant to this subparagraph 2.1(a) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to subparagraphs 2.2(c) and (d) hereof for all prior periods, among the Partners in the reverse order that such Net Loss was allocated (and, in the event of a shift of a Partner's interest in the Partnership, to the Partners in a manner that most equitably reflects the successors in interest of such Partners);

               (b) Second, to the General Partner, until the cumulative Net Income allocated pursuant to this subparagraph 2.1(b) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Subparagraph 2.2(b) hereof for all prior periods;

               (c) Third in respect of its Preferred Units to the General Partner until the cumulative amount of Net Income allocated pursuant to this subparagraph 2.1(c) for the current and all prior periods equals the cumulative Preferred Return on the Preferred Units;

               (d) Fourth, to the General Partner in respect of the Series A Preferred Units until the cumulative amount of Net Income allocated pursuant to this subparagraph 2.1(d) equals the cumulative Series A Preferred Return on the Series A Preferred Units; and

               (e) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners holding Common Units in accordance with their respective Percentage Interests.

     (i) Section 2.2 of Exhibit A (Allocations Exhibit) is hereby amended to read as follows:

          2.2 NET LOSS. After giving effect to the special allocations set forth in Article 3 of this Allocations Exhibit, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

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               (a)  To the Partners holding Common Units in accordance with their respective Percentage Interests until the Capital Accounts of the Limited Partners are all reduced to zero (determined after all capital contributions, distributions, and special allocations under Article III of this Allocations Exhibit allocable to the Partner for the Fiscal Year have been reflected in the Partner's Capital Account). For these purposes, each Limited Partner's Capital Account shall be increased by such Limited Partner's share of Partnership Minimum Gain and Minimum Gain Attributable to a Partner Nonrecourse Debt for the Fiscal Year;

               (b) Second, to the General Partner until its Capital Account is reduced to zero. For these purposes, the General Partner's Capital Account shall be increased by the General Partner's share of Partnership Minimum Gain and Minimum Gain Attributable to a Partner Nonrecourse Debt for the Fiscal Year;

               (c) Thereafter, to the Partners holding Common Units in accordance with their then Percentage Interests; and

               (d) Notwithstanding preceding provisions of this Section 2.2, to the extent any Net Losses allocated to a Partner under this Section
     2.2 would cause such Partner (hereinafter, a "RESTRICTED PARTNER") to have an Adjusted Capital Account Deficit at the end of the fiscal year to which such Losses related, such Losses shall not be allocated to such Restricted Partners and instead shall be allocated to the other Partner(s) (herein, the "PERMITTED PARTNERS") PRO RATA in accordance with their relative Partnership Interests.

     (j) Section 5 of EXHIBIT A (Allocations Exhibit) is hereby amended by deleting the definitions for the following terms: "Common Capital Account" and GP Subaccount."

2. DEFINED TERMS AND RECITALS. As used in this Amendment, capitalized terms used and defined in this Amendment shall have the meaning assigned to them in this Amendment, and capitalized terms used in this Amendment but not defined herein, shall have the meaning assigned to them in the Agreement.

3. RATIFICATION AND CONFIRMATION. Except to the extent specifically amended by this Amendment, the terms and provisions of the Agreement, as previously amended, are hereby ratified and confirmed.

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          IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the date first above mentioned.

                                       GENERAL PARTNER:

                                       THE MACERICH COMPANY



                                       By:
                                           -------------------------------
                                           Name:
                                           Title:




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